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                                                                       Exhibit 2


                                    GUARANTY


     GUARANTY, dated as of February 10, 2004, made by Vitalstate Canada Ltd., a Canadian corporation, and Vitalstate US, Inc., a Florida corporation, (each a "Guarantor" and collectively the "Guarantors"), in favor of Scepter Holdings Inc. ("Scepter")

                              W I T N E S S E T H:


     WHEREAS, pursuant to a Loan Agreement (the "Loan Agreement"), of even date herewith, Scepter has agreed to loan up to $2,000,000 to Vitalstate, Inc. (the "Borrower");

     WHEREAS, the Guarantors are subsidiaries of the Borrower; and

     WHEREAS, pursuant to Section 3.3 of the Loan Agreement, the Guarantors are required to execute and deliver this Guaranty in favor of Scepter.

     NOW, THEREFORE, in order for Scepter to enter into the Loan Agreement and to make the loans contemplated thereby and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Guarantors, the Guarantors hereby agree on a joint and several basis with Scepter as follows:

         1. Definitions. As used in this Guaranty, the following terms shall have the following meanings:

         "Bankruptcy Code" means the U.S. federal bankruptcy code or any similar statute (whether under the laws of Canada or any province thereof or otherwise), as the same shall be in effect at the time.

         "Borrower" has the meaning set forth in the first WHEREAS clause.

         "Guarantor" and "Guarantors" have the meanings set forth in the preamble to this Guaranty.

         "Loan Agreement" has the meaning set forth in the first WHEREAS clause.

         "Notes" has the meaning assigned to such term in the Loan Agreement.

         "Obligations" means (i) all of the obligations of the Borrower to Scepter pursuant to the Loan Agreement and the Notes executed and delivered by the Borrower to Scepter pursuant to the Loan Agreement (and any and all restatements, extensions, renewals, refinancings, refundings and/or substitutions thereof), whether for the payment of principal, interest, fees, expenses or otherwise, and whether arising by operation of law or otherwise, and (ii) any and all indebtedness, liabilities and obligations of the Borrower under the Loan Agreement, including, without limitation,
     Section 7 thereof, and (iii) all


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     costs and expenses (including costs and expenses of counsel) paid or incurred by Scepter in connection with the collection of the amounts referred to in clauses (i) and (ii) above.

         2. Guaranty. The Guarantors, on a joint and several basis, hereby unconditionally, absolutely and irrevocably guarantee the punctual, full and prompt payment when due, and the performance of, the Obligations. This Guaranty is an absolute guaranty of payment and performance, and not a guaranty of collection.

         3. Guaranty Absolute. The Guarantors guarantee that the Obligations guaranteed hereunder will be paid strictly in accordance with the terms thereof, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Scepter with respect thereto, and if any of the Obligations are not satisfied when due, the Guarantors will, upon request of Scepter, forthwith satisfy such Obligations on a joint and several basis, or if Scepter shall request payment of all of the Obligations, the Guarantors will forthwith satisfy all of the Obligations on a joint and several basis. No such satisfaction shall discharge the liability of the Guarantors until all Obligations shall have been satisfied in full. The liability of the Guarantors under this Guaranty shall be absolute and unconditional irrespective of:

              (i) any lack of validity or enforceability of the Obligations or any avoidance or subordination of any of the Obligations or any other obligation under any agreement or instrument pertaining to any or all of the Obligations;

              (ii) any change in the time, manner or place of payment of, or in any other term of, or any increase in the amount of, all or any of the Obligations, or any other amendment or waiver of any term of, or any consent to departure from any requirement of, any or all of the Obligations;

              (iii) the release of the Borrower from, or any release or amendment or waiver of any term of any other guaranty of, or any consent to departure from any requirement of any other guaranty of, all or any of the Obligations;

              (iv) the absence of any attempt to collect any of the Obligations from the Borrower or, any other action to enforce the same, or the election of any remedy by Scepter;

              (v) any waiver, consent, extension, forbearance or granting of any indulgence by Scepter with respect to any provision of any of the Obligations;

              (vi) the disallowance under any Bankruptcy Code of all or any portion of the claims of Scepter for repayment of any of the Obligations; or

              (vii) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a borrower or guarantor.


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         4. Waiver.

            (a) The Guarantors hereby waive (i) promptness, diligence, notice of acceptance and any and all other notices with respect to any of the Obligations or this Guaranty, (ii) any requirement that Scepter protect, secure, perfect or insure any security interest in or other lien on any property subject thereto or exhaust any right or take any action against the Borrower or any other person,
(iii) the filing of any claim with a court in the event of receivership or bankruptcy of the Borrower or of either Guarantor, (iv) protest or notice with respect to nonpayment of any or all of the Obligations, (v) the benefit of any statute of limitations, and (vi) all demands whatsoever (and any requirement that the same be made on the Borrower or the Guarantors as a condition precedent to the Guarantors' obligations hereunder).

            (b) If, in the exercise of any of its rights and remedies, Scepter shall forfeit any of its rights or remedies, including, without limitations, its right to enter a deficiency judgment against the Borrower or any other person, whether because of any applicable law pertaining to "election of remedies" or the like, the Guarantors hereby consent to such action by Scepter and waives any claim based upon such action.

            (c) The Guarantors agree that, notwithstanding the foregoing and without limiting the generality of the foregoing, if Scepter is prevented by applicable law from exercising its right to demand payment of the Obligations, to collect interest on the Obligations or to enforce or exercise any other right or remedy with respect to the Obligations, the Guarantors agree to pay to Scepter, upon demand therefor, the full amount of the Obligations that would otherwise have been due and payable had such rights and remedies been permitted to have been exercised by Scepter.

            (d) The Guarantors hereby assume responsibility for keeping themselves informed of the financial condition of the Borrower and of all or any part of the Obligations, and of all other circumstances bearing upon the risk of nonpayment of such Obligations or any part thereof. The Guarantors hereby agree that Scepter shall have no duty to advise either Guarantors of information known to them regarding such condition or any such circumstance. In the event that Scepter, in its sole discretion, undertakes, at any time or from time to time, to provide any such information to the Guarantors, it shall be under no obligation to make any other or future disclosures of such information or any other information to the Guarantors.

            (e) The Guarantors consent and agree that Scepter shall be under no obligation to marshal any assets in favor of the Guarantors or otherwise in connection with obtaining payment of any or all of the Obligations guaranteed hereunder from any person or source.


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         5. No Subrogation. Each Guarantor irrevocably waives any right which it may have or acquire by way of subrogation, contribution or reimbursement against the Borrower by reason of this Guaranty until all of the Obligations to be paid by such Guarantor pursuant hereto shall have been indefeasibly satisfied in full.

         6. Representations and Warranties. Each Guarantor hereby represents and warrants to Scepter, which representations and warranties shall survive the execution and delivery of this Guaranty, as follows:

            (a) The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of incorporation and has the legal and corporate power and authority to conduct all of the activities conducted by it and to own or lease all of the assets owned or leased by it.

            (b) The Guarantor has the requisite power to execute and deliver this Guaranty and to perform its obligations hereunder. The execution, delivery and performance of this Guaranty have been duly authorized by all necessary corporate action on the part of the Guarantor. The Guarantor is not in default under any judgment, order or decree of any court or governmental instrumentality or under any agreement, instrument or other undertaking in any respect that could be expected to have a material adverse effect on the Guarantor's business, operations, assets, results of operations or financial condition or otherwise effect the Guarantor's ability to pay and perform this Guaranty in accordance with its terms.

            (c) The execution, delivery and performance of this Guaranty (i) will not violate any law or regulation or any judgment, order or decree of any court or governmental instrumentality, (ii) will not conflict with or result in the breach of, or constitute a default under, the Guarantor's certificate of incorporation or by-laws, or any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or arrangement to which the Guarantor is a party, and (iii) does not require the consent or approval of any governmental body, agency or agency or any other person or entity. This Guaranty has been duly executed and delivered by the Guarantor and constitutes a valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms.

         7. Amendments, etc. No amendment or waiver of any provision of this Guaranty nor consent to any departure by Scepter herefrom shall in any event be effective unless the same shall be in writing and signed by Scepter and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         8. No Waiver; Remedies.

            (a) No failure on the part of Scepter to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law and by any agreement or instrument relating to any or all of the Obligations.



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            (b) Failure by Scepter at any time or times hereafter to require strict performance by the Borrower or the Guarantors or any other person of any of the provisions of the Obligations shall not waive, affect or diminish any right of Scepter at any time or times hereafter to demand strict performance thereof, and such right shall not be deemed to have been modified or waived by any such act or knowledge of Scepter.

            (c) No waiver by Scepter of any default shall operate as a waiver of any other default or the same default on a future occasion, and no action by them permitted hereunder shall in any way affect or impair any of its rights or the obligations of the Guarantors under this Guaranty. Any determination by a court of competent jurisdiction or an arbitrator or a mediator appointed in the manner set forth in the Loan Agreement or the Notes of the amount of any principal and/or interest or other amount constituting any of the Obligations shall be conclusive and binding upon each Guarantor, irrespective of whether such Guarantor was a party to the suit or action in which such determination was made.



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         9. Continuing Guaranty; Transfer of Obligations. This Guaranty is a
continuing guaranty and shall (i) remain in full force and effect until indefeasible payment in full of the Obligations guaranteed hereunder and the fulfillment of all other obligations under this Guaranty, (ii) be binding upon each Guarantor, its successors and assigns, and (iii) inure to the benefit of, and be enforceable by, Scepter and its transferees and assignees. Without limiting the generality of the foregoing clause (iii), Scepter may assign or otherwise transfer any of the Obligations to any other person or entity, and such other person or entity shall thereupon become vested with all the rights in respect thereof granted to them under the Guaranty or otherwise with respect to such of the Obligations so transferred or assigned.

         10. Reinstatement. This Guaranty shall remain in full force and effect and continue to be effective should any petition be filed by or against the Borrower for liquidation or reorganization, should the Borrower become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Borrower's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations guaranteed hereunder, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of such Obligations or such part thereof, whether as a "voidable preference," "fraudulent transfer," or otherwise, all as though such payment or preference had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations guaranteed hereunder shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

         11. Severability. If any provision hereof is held to be invalid or unenforceable in any jurisdiction, the other provisions hereof shall remain in full force and effect in such jurisdiction and the invalid or unenforceable provision shall, to the extent permissible, be construed and enforced in favor of Scepter. The invalidity or unenforceability of any provision of this Guaranty in any jurisdiction shall not affect the validity or enforceability of any such provision in any other jurisdiction.

         12. Termination. Subject to the provisions of Section 10 hereof, this Guaranty shall terminate upon the satisfaction in full of all of the Obligations.

         13. Governing Law, Consent to Jurisdiction, Etc. The parties hereto acknowledge that the transactions contemplated by this Guaranty bear a reasonable relation to the State of New York. This Guaranty shall be enforced in accordance with, and all questions regarding the construction, validity, interpretation and purpose of this agreement shall be governed by, the internal laws of the State of New York, without giving effect to provisions thereof regarding conflict of laws. Any action to enforce the terms of this Guaranty shall be brought exclusively in the state and/or federal courts situate in the County and State of New York. Service of process in any action by Scepter to enforce the terms of this Guaranty may be made by serving a copy of the summons and complaint, in addition to any other relevant documents, in the manner set forth in Section 9.6 of the Loan Agreement.



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         14. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in hand, by courier service or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties in the manner set forth in
Section 9.6 of the Loan Agreement (or at such other address for a party as shall be specified in a notice given in accordance with this Section 14).

         15. Miscellaneous. This Guaranty (i) sets forth the entire agreement of Scepter and Guarantors with respect to the subject matter hereof and supercedes all prior agreements and understandings of said parties, oral or written, with respect to the subject matter hereof, (ii) may only be modified, supplemented, discharged or abandoned prior to its termination by a written instrument executed by Guarantors and Scepter, and (iii) shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be wholly performed therein. The captions herein contained are for the sole purpose of convenience of reference, and shall not in any way affect or limit the meaning or interpretation of any of the provisions hereof.

         IN WITNESS WHEREOF, the Guarantors have caused this Guaranty to be duly executed and delivered by it as of the date first above written.

                                     VITALSTATE CANADA LTD.



                                     By:   :   /s/ James Klein
                                           ------------------------------------
                                           Name:  James Klein
                                           Title: CFO


                                     VITALSTATE US, INC.



                                     By:   :   /s/ James Klein
                                           ------------------------------------
                                           Name:  James Klein
                                           Title: CFO

Agreed to and Accepted
as of the date above written:

SCEPTER HOLDINGS  INC.

      /s/ Robert Torokvei
-----------------------------------------
      By:     Robert Torokvei
      Title:  President



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